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                                  AMENDMENT TO

                          ACCOUNTING SERVICES AGREEMENT

                                     BETWEEN

                               RYDEX SERIES TRUST

                                       AND

                          PADCO SERVICES COMPANY, INC.

The following Amendment is made to the ServiceAgreement between the Trust and the Servicer, and is hereby incorporated into and made a part of the Service
Agreement:

                  The fourth paragraph under the section "Witnesseth" of the Service Agreement is amended, effective August 11, 1998, to read as follows:

                  WHEREAS, the board of trustees of the trust, pursuant to
         Article IV, Section 4.01(o), "Board of Trustees; Powers," of the Trust Declaration, have created the following series of shares of the Trust:
         The Nova Fund, The Ursa Fund, The OTC Fund, The Precious Metals Fund, The Juno Fund, The U.S. Government Bond Fund, The U.S. Government Money Market Fund, The Arktos Fund,The Rydex High Yield Fund, The Banking Fund, The Basic Materials Fund, The Biotechnology Fund, The Consumer Products Fund, The Electronics Fund, The Energy Fund, The Energy Services Fund, The Financial Services Fund, The Health Care Fund, The Leisure Fund, The Retailing Fund, The Technology Fund, The Telecommunications Fund, and The Transportation Fund (collectively, the "Rydex Funds");

         In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 11th day of August 1998.

                                            RYDEX SERIES TRUST

                                            /S/ Albert P. Viragh, Jr.
                                            --------------------------
                                            By:      Albert P. Viragh, Jr.
                                            Title:   President

                                            PADCO SERVICE COMPANY, INC.

                                            /S/ Albert P. Viragh, Jr.
                                            --------------------------
                                            By:      Albert P. Viragh, Jr.
                                            Title:   President